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                                                                    EXHIBIT 99.1


                    (HORNBECK OFFSHORE SERVICES, INC. LOGO)

                        HORNBECK OFFSHORE SERVICES, INC.
                               Service with Energy


                               ---NEWS RELEASE---

TO:  BUSINESS WIRE, DAILY PAPERS, TRADE PRESS,           FOR:  IMMEDIATE RELEASE
     FINANCIAL AND SECURITIES ANALYSTS

CONTACTS:         TODD HORNBECK, CEO        (985) 727-2000, EXT. 206
                  JIM HARP, CFO             (985) 727-2000, EXT. 203


                     HORNBECK OFFSHORE ANNOUNCES ACQUISITION
                   OF FIVE DEEPWATER OFFSHORE SUPPLY VESSELS

NEW ORLEANS, LOUISIANA - (BUSINESS WIRE) -- JULY 7, 2003

         Hornbeck Offshore Services, Inc. ("Hornbeck" or "the Company") announced today that it has acquired five 220-foot class deepwater offshore supply vessels ("OSVs") and their related business from Candy Marine Investment Corporation, an affiliate of Candy Fleet Corporation, (collectively, "Candy Fleet") for an undisclosed amount of cash and common stock of the Company. Candy Fleet is a privately held marine vessel operator in the Gulf of Mexico. Hornbeck funded the cash portion of the purchase price with a combination of borrowings under the Company's revolving credit facility and proceeds from a private offering of the Company's common stock. In connection with such private offering, which was primarily undertaken to fund a portion of the acquisition costs, Hornbeck received payment or binding subscriptions for $30.0 million of new common stock of the Company, including the shares issued directly to Candy Marine Investment Corporation, to fund the equity portion of the purchase price. In addition, concurrent with the transaction, the Company increased the borrowing base on its revolver from $25.0 million to $50.0 million. Hornbeck plans to continue operating the acquired OSVs, which have an average age of approximately 4.5 years, in the deepwater Gulf of Mexico.

     Todd Hornbeck, President and CEO, stated, "We are very excited about this acquisition, which adds a sixth new class of deepwater OSVs to complement our existing fleet. This will further diversify our service offering to include additional vessels that are well suited not only for the deepwater, but for deeper drilling on the Continental Shelf of the Gulf of Mexico. With this purchase, our current deepwater OSV fleet will increase from 15 to 20 vessels, without adding capacity to the market. We will have 22 deepwater OSVs after the delivery of our next two newbuilds later this year. Based on our projections, this transaction will be accretive to earnings. In addition, our use of private equity to fund the majority of the purchase price will improve our leverage and interest coverage ratios."

CONFERENCE CALL

         The Company will hold a conference call to discuss the acquisition at 9:00 a.m. (Central Time) tomorrow, July 8, 2003. To participate in the call, callers in the United States/Canada can dial toll-free (800) 642-9816 and international callers can dial (706) 679-3206. The conference ID for all callers is 1642463.


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414 North Causeway Boulevard                              Phone:  (985) 727-2000
Mandeville, Louisiana 70448                               Fax:    (985) 727-2006

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         An archived version of the call will be available for replay beginning at 12:00 noon (Central Time) tomorrow, July 8, 2003 and ending at midnight Tuesday, July 15, 2003. To access the replay, the toll-free number for callers in the United States is (800) 642-1687 while the number for international callers is (706) 645-9291. The conference ID for all callers is 1642463.

         Hornbeck Offshore Services, Inc. is a leading provider of marine transportation services through the operation of newly constructed deepwater offshore supply vessels in the Gulf of Mexico and in Trinidad, and ocean-going tugs and tank barges in the northeastern U.S. and in Puerto Rico. Additional Company information is available at its website at www.hornbeckoffshore.com.


                           FORWARD-LOOKING STATEMENTS

         This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore's plans and intentions. These have been based on the Company's current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.



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